                                                                   EXHIBIT 10.9



                           SINO-FOREIGN JOINT VENTURE

                       FUJIAN HUALONG CARBURETOR CO. LTD.

                             JOINT VENTURE CONTRACT


                          CHAPTER I GENERAL PROVISIONS

ARTICLE 1

         In accordance with "The Law of the People's Republic of China on Sino-Foreign Joint Ventures" and other relevant Chinese laws and regulations, adhering to the principle of equality and mutual benefit and through friendly consultations, it is hereby agreed that Fujian Hualong Carburetor Co. Ltd., a limited liability company (hereinafter referred to as the "Joint Venture Company"), shall be set up in Fuding County, Fujian Province. The contract is worked out hereunder.

                     CHAPTER II PARTIES TO THE JOINT VENTURE

ARTICLE 2         Parties to the joint venture:

         FUJIAN FUDING CARBURETOR FACTORY (hereinafter referred to as "Party A"), registered in Fuding County, with its legal address at No. 9, Longahan Industrial District, Fuding County.

         Legal representative: Zhou Tixu, position: Chairman cum Factory Manager, Nationality: Chinese.

         TWIN WINNER TRADING CO., LTD. of Hong Kong (hereinafter referred to as "Party B"), registered in Hong Kong, with its legal address at Shun Tak Centre 33/F, No. 200, Connaught Road, Central Hong Kong.

         Legal representative:  Liang Xin Hai, Position:  General Manager,
Nationality:  Chinese.

         WALBRO ENGINE MANAGEMENT CORPORATION (hereinafter referred to as "Party C"), registered in United States of America, with its legal address at 6242 Garfield Street, Cass City, Michigan 48726-0096 U.S.A.

         Legal representative:  Robert Wapole, Nationality:  American.

          CHAPTER III ORGANIZATION OF THE COMPANY AND SCOPE OF BUSINESS

ARTICLE 3

         The name of the Joint Venture Company is Fujian Hualong Carburetor Co. Ltd.

         Its name in English is FUJIAN HUALONG CARBURETOR CO. LTD.

ARTICLE 4

         The organization form of the Joint Venture Company is a limited liability company.

ARTICLE 5

         The legal address of the Joint Venture Company: No. 9, Longahan Industrial Zone, Fuding County, Fujian Province.

ARTICLE 6

         The purpose of the Joint Venture Company shall be: to strengthen economic cooperation and technological exchange; to import advanced technology, equipment and methods of management; to develop carburetors for motorcycles, and automobiles; to enhance the quality of products and raise the competitiveness of the enterprise; to devote itself to domestic production of carburetors and at the same time make its entry into the international market so as to create more wealth and better economic benefit for the society, thereby achieving satisfactory economic benefits for each investor.

ARTICLE 7

         The business scope of the Joint Venture Company is to produce, manufacture and develop various types of series of carburetors and other related spare parts and accessories for motorcycles and automobiles for the domestic and foreign markets.

ARTICLE 8

         All activities of the Joint Venture Company shall be governed by the laws, decrees and pertinent rules and regulations of the People's Republic of China.

          CHAPTER IV TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL

ARTICLE 9

         The total amount of investment of the Joint Venture Company is US$2,500,000, which shall be the registered capital of the Joint Venture Company. Of the said amount:

         Party A shall contribute US$750,000, accounting for 30%;
         Party B shall contribute US$250,000, accounting for 10%
         Party C shall contribute US$1,500,000, accounting for 80%

         Party C shall contribute its investment in foreign exchange (calculated at the foreign exchange swap rate of the Fujian Province Forax Swap Centre on the date the payment is made).

ARTICLE 10

         Each party to the Joint Venture Company is liable to the Joint Venture Company within the limit of the capital subscribed by it. The profits, risks and losses of the Joint Venture Company shall be shared by the parties in proportion to their contributions to the registered capital.

ARTICLE 11

         The parties shall contribute the following as their investment:

         Party A and Party B: In the form of the existing assets of plant and machinery, factory, buildings, inventory, etc., confirmed by a valuation agency to be worth Renminbi 7,500,000 (deemed to be the equivalent of US$850,000), and any deficit thereof shall be made good with Renminbi 1,320,000 (deemed to be the equivalent of US$150,000) (calculated at the foreign exchange swap rate of the Fujian Province Forax Swap Centre on the date the contribution is made).

         Party C shall contribute its investment in foreign currency in the sum of US$1,500,000.

ARTICLE 12

         The registered capital of the Joint Venture Company shall be paid in full into the Joint Venture Company's bank with which it operates an account by the parties in proportion to their respective contributions within six months after this Contract takes effect.

ARTICLE 13

         The parties to the Joint Venture Company shall pay in full their respective investments within the time stipulated in this Contract. In the event of any party failing to make payment or failing to pay in full their share of the contribution, any profit made by the Joint Venture Company shall be shared by the parties in proportion to the actual investment made.

ARTICLE 14

         In case any party intends to assign all or part of the investment subscribed by it to a fourth party, consent shall be obtained from the other parties and approval from the examination and approval authority is required.

         When one party assigns all or part of its Investment, the other parties have a preemptive right.

         The terms and conditions of assignment by any part to a fourth party shall not be more favorable than the terms of assignment to the other parties.

            CHAPTER V BOARD OF DIRECTORS AND MANAGEMENT ORGANIZATION

ARTICLE 15

         The Joint Venture Company shall establish a Board of Directors, which shall be its highest authority and shall decide all major issues concerning the Joint Venture Company.

ARTICLE 16

         The Board of Directors shall comprise seven Directors. The number of Directors shall be discussed between and determined by the parties by reference to the proportion of their capital contribution. Two of the Directors shall be appointed by Party A, one by Party B and four by Party C. The Chairman of the Board shall be appointed by Party C, and the Vice-Chairman by Party A. The term of office for the Chairman, Vice-Chairman and Directors is four years; their term of office may be renewed if continuously appointed by the relevant party.

ARTICLE 17

         The Board of Directors shall convene at least one meeting every year. The meeting shall be called and presided over by the Chairman of the Board. Should the Chairman be absent, the Vice-Chairman shall call and preside over the Board meeting.

         The Chairman may convene an interim meeting based on a proposal made by more than one-third of the total number of Directors. The Board meeting requires a quorum of over two-thirds of the total number of Directors. Should a Director be unable to attend the Board meeting, he shall appoint a proxy in written form to attend and vote on his behalf.

         If the Director of any party neither attends a Board meeting nor appoints a proxy, and as a result the meeting does not have a sufficient quorum, the meeting shall be adjourned for 30 days and the Director not in attendance shall receive a written notice.

         In the event that the number of Directors attending an adjourned meeting shall be less than the quorum of two-thirds, such number in attendance shall be deemed to be the quorum. And such Directors shall be entitled to pass resolutions by majority vote on all matters except for the four set out in
Article 18.

ARTICLE 18

         Resolutions with respect to the following matters shall require the unanimous approval of the Directors present at a Board meeting:

         (1) Amendment of the Articles of Association of the Joint Venture Company;

         (2)      Termination or dissolution of the Joint Venture Company;

         (3) Increase in or assignment of the registered capital of the Joint Venture Company;

         (4) Merger of the Joint Venture Company with another economic organization.

ARTICLE 19

         The Chairman of the Board is the legal representative of the Joint Venture Company. Should the Chairman be unable to exercise his responsibilities for some reason, he shall authorize the Vice-Chairman or any other Director to represent the Joint Venture Company temporarily.

ARTICLE 20

         The Joint Venture Company shall carry out the system where by the General Manager assumes the responsibilities under the leadership of the Board of Directors. He shall be responsible for the day-to-day management of the Joint Venture Company. The Joint Venture Company shall have one General Manager.

ARTICLE 21

         The responsibility of the General Manager is to carry out the decisions of the Board meeting and organize and conduct the day-to-day management of the Joint Venture Company. Within the scope authorized by the Board of Directors, the General Manager shall represent the Joint Venture Company in external matters and, within the company, appoint and dismiss subordinate personnel and exercise the other powers conferred upon him by the Board of Directors.

ARTICLE 22

         The General Manager shall be appointed by the Board of Directors, and his term of office shall be two years. At the invitation of the Board of Directors, the Chairman, Vice-Chairman or Directors may concurrently be the General Manager.

         The General Manager shall not be involved in other economic organizations which are in commercial competition with the Joint Venture Company.

ARTICLE 23

         In case of graft or serious dereliction of duty on the part of the General Manager and other senior personnel, the Board of Directors shall have the power to dismiss them at any time.

                       CHAPTER VI EQUIPMENT AND TECHNOLOGY

ARTICLE 24

         Apart from the equipment contributed by Party A as its investment, the main production equipment of the Joint Venture Company may be chosen and purchased by the Joint Venture Company from the domestic or overseas markets whenever there is a necessity to import advanced equipment.

ARTICLE 25

         When the Joint Venture Company wants to import advanced production technology, Party C shall be entrusted with the importation thereof. However, the technology imported by the Joint Venture Company shall be appropriate and advanced and enable the Joint Venture Company's products to have marked social benefits domestically or to be competitive in the international market.

ARTICLE 26

         Each of the parties agree that Party C shall have the option to license any technology it owns to the Joint Venture Company subject to the approval of the PRC Ministry of Foreign Trade and Economic Cooperation (including specifying a royalty between 3 and 7%). The royalty for such technology shall be agreed by the parties according to the nature of the technology and the relevant laws and regulations of China.

          CHAPTER VII PURCHASE OF RAW MATERIALS AND SELLING OF PRODUCTS

ARTICLE 27

         In its purchase of required raw materials, fuel, parts, means of transportation and articles for office use, etc., the Joint Venture Company shall give first priority to purchase in China where conditions are equal. With regard to the raw and processed materials, fuels or parts that have to be imported from abroad, Party B and Party C shall render assistance to the Joint Venture Company. The purchase price and fees shall be borne by the Joint Venture Company.

ARTICLE 28

         The trademark to be used on the products of the Joint Venture Company shall be separately studied and determined by the Board of Directors.

ARTICLE 29

         The sale of the Joint Venture Company's products on the overseas market may be entrusted to the sales organization of Party C or its subsidiaries.

                      CHAPTER VII TAXES, FINANCE AND AUDIT

ARTICLE 30

         The Joint Venture Company shall pay taxes in accordance with the stipulations of Chinese laws and other relevant regulations.

ARTICLE 31

         Staff members and workers of the Joint Venture Company shall pay individual income tax according to the "Individual Income Tax Law of the People's Income Tax Law of the People's Republic of China."

ARTICLE 32

         The Joint Venture Company shall formulate its system of financial management and accounting in accordance with the relevant provisions of the laws, decrees of China and provisions concerning systems of financial management and accounting of foreign investment enterprises, with reference to the circumstances of the Joint Venture Company.

ARTICLE 33

         The fiscal year of the Joint Venture Company shall be the Gregorian year, commencing on January 1 and ending on December 31.

ARTICLE 34

         The General Manager shall submit to the Board of Directors of the Joint Venture Company within the first ten days of every month, the profit-loss amount and balance sheet of the Joint Venture Company of the preceding month and, in the first three months of each fiscal year, the General Manager shall prepare the previous year's balance sheet, profit and loss statement and proposal regarding the disposal of profits, and submit them to the Board of Directors for examination and approval.

ARTICLE 35

         The Joint Venture Company shall adopt the internationally used accrual basis and debit and credit accounting systems for accounting. All vouchers, accounts books, statements and financial reports prepared by the Joint Venture Company must be written in Chinese. In addition, statements, annual balance sheet and profit and loss statement shall be also written in English.

ARTICLE 36

         After paying taxes in accordance with the "Income Tax Law of the People's Republic of China Concerning Sino-Foreign Joint Ventures," the Joint Venture Company shall distribute its profits in accordance with the following principles:

          (1) Allocations shall be made for the reserve fund, expansion fund, bonus and welfare fund for staff and workers, with the ratio for such allocations to be determined by the Board of Directors;

          (2) As for the profits that may be distributed, after allocations of the three funds as prescribed in paragraph (1) of this Article, if the Board of Directors decides to make a distribution, it shall be made according to the ratio of the respective investments of the parties to the Joint Venture Company.

ARTICLE 37

         The Joint Venture Company may not distribute profits until its losses from previous years have been made up. Undistributed profits from previous years may be included in the current year's profits for distribution.

ARTICLE 38

         Financial checking and examination of the Joint Venture Company shall be conducted by an auditor registered in China and reports shall be submitted to the Board of Directors and the General Manager.

         In case Party B or Party C considers it necessary to employ a foreign auditor registered in another country to undertake annual financial checking and examination, the other two parties shall give its consent.
All the expenses thereof shall be borne by the party making the request.

                CHAPTER IX LABOR MANAGEMENT AND WELFARE INSURANCE

ARTICLE 39

         The recruitment, employment, dismissal and resignation, wages, labor insurance, welfare, rewards, penalty and other matters concerning the staff and workers of the Joint Venture Company shall be handled in accordance with the Chinese laws, regulations and "Provisional Regulations of the Fujian Province on Labor Management in Sino-Foreign Joint Ventures" and based on the circumstances of the Company.

ARTICLE 40

         The amount of salaries, social insurance, welfare and travelling expenses, etc. of the General Manager and senior management staff shall be decided by the Board of Directors.

ARTICLE 41

         Insurance policies of the Joint Venture Company on various kinds of risks shall be underwritten with the People's Insurance Company of China. Types, value and duration of insurance shall be decided by the Board of Directors based on the actual circumstances in accordance with the stipulations of the People's Insurance Company of China.

                 CHAPTER X DURATION, TERMINATION AND LIQUIDATION

ARTICLE 42

         The duration of the Joint Venture Company is 50 years. The establishment of the Joint Venture Company shall start from the date on which the business license of the Joint Venture Company is issued.

         An application for the extension of the duration, proposed by one party and unanimously approved by the Board of Directors, shall be submitted to the examination and approval authority six months prior to the expiration date of the Joint Venture.

         After the Joint Venture Company has received approval to extend its term, it shall carry out procedures for amending its registration in accordance with the provisions of "the Procedures of the People's Republic of China for the Registration and Administration of Sino-Foreign Joint Ventures."

ARTICLE 43

         The Joint Venture Company may be dissolved in the following situations:

          (1)  Expiration of the term of the Joint Venture Company;

          (2) Inability to continue operations due to heavy losses of the Joint Venture Company;

          (3) Inability to continue operations due to the failure of one of the parties to the Joint Venture to fulfill its obligations set forth in the Contract and Articles of Association of the Joint Venture Company and such nonfulfillment not having been remedied after such party has received written notice thereof;

          (4) Inability to continue operations due to serious losses arising from a natural disaster, war or other event of force majeure;

          (5) Failure of the Joint Venture Company to achieve its business objective, coupled with no possibility of future development;

          (6) The occurrence of any other event stipulated in this Contract or Articles of Association of the Joint Venture Company to be grounds for dissolution.

         Should any of Items (2), (3), (4), and (5) of this Article occur, the Board of Directors shall submit an application for dissolution to the original examining and approval agency.

         Upon occurrence of the situation described in (3) of this Article, the party which fails to perform the obligations provided in the Contract or Articles of Association of the Joint Venture Company shall bear the responsibility for compensating the Joint Venture Company for losses arising therefrom.

ARTICLE 44

         Upon announcement of the Joint Venture Company's dissolution, the Board of Directors shall propose liquidation procedures and principles and nominate members for a liquidation committee.

ARTICLE 45

         The Joint Venture Company shall apply all of its assets to the satisfaction of its debts. After all of the Joint Venture Company's debts have been discharged, any remaining property shall be distributed between the parties to the Joint Venture Company in accordance with the ratio of their respective investments.

ARTICLE 46

         After the liquidation of the Joint Venture Company is completed, the Joint Venture Company shall submit a liquidation report to the original examining and approval agency and carry out procedures for canceling the Joint Venture Company's registration at the original agency for registration and administration.

ARTICLE 47

         Following the dissolution of the Joint Venture Company, all of its account books and documents shall be retained by the original Chinese party. However, the other parties may make copies of such account books and documents for their records.

                  CHAPTER XI LIABILITIES FOR BREACH OF CONTRACT

ARTICLE 48

         Should the Joint Venture Company suffer losses due to the failure of one of the parties to fulfill its obligations under this Contract and the Articles of Association, or serious breach of the stipulations of this Contract and Articles of Association, that party shall be liable for the economic losses thus caused to the Joint Venture Company.

ARTICLE 49

         Should all or part of this Contract and its appendices be unable to be fulfilled owing to the fault of any party, such party in breach shall bear the responsibilities thus caused according to actual circumstances.

ARTICLE 50

         Should any of Party A, Party B or Party C fail to pay on schedule the contributions in accordance with the provisions defined in Chapter IV of this Contract, the party in breach shall pay to the other parties not in breach 5% of the contribution for every month during which the breach continues, starting from the first month after the expiration of the time limit. Should the party in breach fail to pay after 3 months after due date, 10% of the contribution shall be paid by the party in breach to the other parties not in breach, who shall also have the right to terminate this Contract and to claim damages from the party in breach in accordance with the stipulation in Article 42 of this Contract.

                       CHAPTER XII SETTLEMENT OF DISPUTES

ARTICLE 51

         Any disputes between the parties hereto arising from the explanation, or implementation of, this Contract, the Articles of Association shall be settled through friendly consultations between both parties. In case no settlement can be reached through consultations, the disputes shall be submitted to the China International Economic & Trade Arbitration Commission of the China Council for the Promotion of International Trade for arbitration in accordance with its rules of procedure. The arbitral award is final and binding upon both parties.

ARTICLE 52

         During arbitration, the provisions of this Contact and the Articles of Association shall continue to be performed by both parties except for matters in dispute.

          CHAPTER XIII, EFFECTIVENESS OF THE CONTRACT AND MISCELLANEOUS
                                     MATTERS

ARTICLE 53

         This Contract shall be written in Chinese, with an English translation for reference.

ARTICLE 54

         This Contract and its appendices shall come into force after it has been signed by the duly authorized representatives of the parties hereto and approved by the examination and approval authority.

         The appendices to this Contract (including the Article of Association) drawn up in accordance with the principles of this Contract are an integral part of this Contract.

ARTICLE 55

         If any time in the duration of this joint venture there shall be any changes to the existing Chinese laws, decrees, or regulations which may affect the purpose of this Contract or that of the Joint Venture Company or the economic interest of any party, then the parties shall consult together and make the appropriate changes to this Contract. In the event that the parties are unable to reach an agreement within 90 days of commencement of such consultations, the party affected shall be entitled to request the Board for termination.

ARTICLE 56

         The contents of this Contract and any appendices hereto and related previous and future documentation and correspondence are to be treated in strict confidence by the parties hereto. Information contained in such documents may be disclosed only to persons legally entitled to such information and each party's lawyers, accountants and other business advisors, and notice of such disclosure shall first be given to the other parties unless such disclosure is legally compelled and times does not permit notice to the other parties.

ARTICLE 57

         In the event that any matter concerning the joint venture has not been incorporated in this Contract, the parties hereto shall consult with each other and execute the necessary supplemental agreements to this Contract.

ARTICLE 58

         This Contract is to be signed in 10 copies; Party A, Party B and Party C will each receive 2 copies and the rest will be retained by the Joint Venture Company for record except for those copies required to be submitted to the relevant authorities.

Party A:                                     Legal representative:

FUDING FUJIAN CARBURETOR FACTORY            /s/ Zhou Txu
                                            --------------------------------

Party B:                                    Legal representative:

TWIN WINNER TRADING CO., LTD.               /s/Liang Xin Hai
                                            --------------------------------

Party C:                                    Legal representative:

WALBRO ENGINE MANAGEMENT CORPORATION        /s/Robert H. Walpole
                                            --------------------------------

                                   Signed on:  30th December 1993